UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

GAS NATURAL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Christopher J. Hubbert, Esq.

Kohrman Jackson & Krantz LLP

1375 East Ninth Street, 29th Floor

Cleveland, Ohio 44114

216-696-8700

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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On October 10, 2016, Gas Natural Inc. (the “Company”) issued the following letter to its employees:

1375 East 9th St | Suite 3100 | Cleveland, Ohio 44114 | 440-701-5100

October 10, 2016

Dear Gas Natural Associates,

We announced very exciting news this morning. Gas Natural has signed a merger agreement with an affiliate of First Reserve Energy Infrastructure for $13.10 per share of common stock.

What does this mean for our business?

•	Gas Natural will be the “surviving entity”. In other words, we will continue to operate as we have been, keeping our corporate name and our utility names.

•	You will continue to execute your job in the same high quality, responsive manner as always and upon completion of the transaction there will be exciting new opportunities for the Company.

•	Our customers will continue to receive the same quality service and rates.

•	Our business plans remain intact for us to execute.

What will change?

•	Once the merger closes, we will no longer be a public company, but become a private company owned by an affiliate of First Reserve. We will no longer have stock that trades on the NYSE MKT and we will no longer have public reporting requirements.

•	We will have new access to capital to execute our operational growth plans, including expanding our services in Maine and North Carolina.

•	We will have new access to capital to execute our acquisition growth strategy. First Reserve is excited that Gas Natural provides an excellent platform to grow a much larger natural gas utility. As a utility platform for First Reserve, we can realize our vision to be a premier natural gas company recognized as the benchmark in the natural gas utility industry by customers and peers.

Who is First Reserve and why are they buying us?

First Reserve is a leading global private equity and infrastructure investment firm exclusively focused on energy. With over 30 years of industry insight, investment expertise and operational excellence, First Reserve has raised approximately USD $31 billion of aggregate capital since inception.

First Reserve has completed approximately 600 transactions (including platform investments and add-on acquisitions), creating several notable energy companies throughout its history. Its portfolio companies span the energy spectrum from upstream oil and gas to midstream and downstream, including resources, equipment and services and infrastructure. First Reserve views Gas Natural as an ideal platform for long-term investment in the natural gas utility sector given its diversified asset base, strong workforce and leadership for successful utility operations and commitment to its customers.

First Reserve is a long-term investor interested in building premier energy companies. For more information on them, please visit www.firstreserve.com.

What will happen to my stock?

When the transaction closes, all shareholders will receive $13.10 for each share they own. We currently expect that dividends will continue to be paid until the transaction is completed and a prorated dividend will be paid for any partial period prior to closing.

What happens now?

•	Everyone goes back to work and carries on as usual!

•	We will complete the refinancing and restructuring as planned.

•	We will be submitting our requests to the various state utility commissions for their approval of the merger. Other regulatory approvals will be submitted, such as filing for clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

•	We will be filing a proxy statement for our shareholders to vote on the acquisition.

How long will this take?

•	Given the requirement for regulatory approvals from each of our jurisdictions, we expect that it will be later in the second half of next year for the transaction to close.

•	We will hold a special shareholders meeting to approve the transaction as well.

•	We will continue to report as a public company until the transaction is completed.

•	There should be no disruption to our operations throughout this and beyond the close of the merger.

We should all be quite pleased that we have gained a new partner that also believes in our mission, vision, strategy and, importantly, our team. As always, please let us know if you have any questions. My door is always open, as is that of your leadership team.

With warm regards,

Gregory J. Osborne

President and Chief Executive Officer

Safe Harbor Regarding Forward-Looking Statements

The Company is including the following cautionary statement in this release to make applicable, and to take advantage of, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Gas Natural Inc.  Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects” “intends,” “plans,” “predicts,” “believes,” “may,” “will” and similar expressions.  Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed.  Factors that may affect forward-looking statements and the Company’s business generally include, but are not limited to the Company’s ability to complete the proposed transaction; any other proposals that may or may not arise during the “go shop” period; any event, change or circumstance that might give rise to the termination of the merger agreement; the effect of the announcement of the proposed transaction on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed transaction will not be consummated in a timely manner; the ability of the Company to obtain shareholder approval of the proposed transaction; the closing of the Company’s planned debt refinancing on terms that are acceptable to the Company, or at all; the Company’s ability to successfully integrate the operations of the companies it has acquired and consummate additional acquisitions; the Company’s continued ability to make dividend payments; the Company’s ability to implement its business plan, grow earnings and improve returns on investment; fluctuating energy commodity prices; the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers; changes in the utility regulatory environment; wholesale and retail competition; the Company’s ability to satisfy its debt obligations, including compliance with financial covenants; weather conditions; litigation risks; and various other matters, many of which are beyond the Company’s control; the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission (the “SEC”); and other factors that the Company is currently unable to identify or quantify, but may exist in the future.  Gas Natural Inc. expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Gas Natural Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based  Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

Additional Information and Where to find It:

This communication may be deemed to be solicitation material in respect of the merger of the Company and a subsidiary of First Reserve. In connection with the merger, the Company intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form that will contain important information about the proposed transaction and related matters, and deliver a copy of the proxy statement to its shareholders.  Investors are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety when they become available because they will contain important information about the merger and related matters.  Investors may obtain a free copy of these materials (when they are available and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.egas.net or by writing to the Company’s Corporate Secretary at Gas Natural Inc., 1375 East 9th St. Suite 3100, Cleveland, Ohio 44114, or by calling the Company’s Corporate Secretary at (216) 202-1509.

Security holders also may read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in The Solicitation

The Company and its directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on June 20, 2016 in connection with its 2016 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.